                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Allied Holdings, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (nos. 333-72053, 333-51104, 333-62440, 333-91942, 333-107455, and
333-107456) and form S-4 (No. 333-37113), of Allied Holdings, Inc. of our report dated April 7, 2004, with respect to the consolidated balance sheets of Allied Holdings, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended and the related financial statement schedule, which report appears in the Allied Holdings, Inc. 2003 Annual Report on Form 10-K. Our report refers to a change in accounting to adopt the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" in 2002.

Our report refers to our audit of the adjustments that were applied and disclosures added to restate the 2002 and 2001 consolidated financial statements. Our report also refers to our audit of the transitional disclosures required by Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", to revise the 2001 consolidated financial statements. However, we were not engaged to audit, review or apply any procedures to the 2001 consolidated financial statements other than with respect to such adjustments and disclosures.



                                       /s/ KPMG LLP


Atlanta, Georgia
April 7, 2004